Exhibit 10.14

AMENDED AND RESTATED
MEREDITH CORPORATION
2004 STOCK INCENTIVE PLAN

1.  Purpose. The purpose of the Amended and Restated Meredith Corporation 2004 Stock Incentive Plan (the "Plan") is to establish a program of incentives for officers, key employees, and directors of Meredith Corporation (the "Company") which will (a) stimulate, recognize, and reward the contribution of those persons to achievement of long-range corporate goals, (b) provide flexibility to the Company in its ability to motivate, attract, and retain the services of those persons possessing a high level of managerial ability and experience upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent, and (c) align the personal interests of those persons with those of the Company's stockholders.

2.  Administration. The Plan will be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board"), consisting of two or more directors as the Board may designate from time to time, each of whom shall satisfy such requirements as:

(a) the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Securities Exchange Act of 1934 (the "Exchange Act");

(b) the New York Stock Exchange may establish pursuant to its rule-making authority; and

(c) the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) ("Code section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code").

The Committee shall have full power to select individuals to whom awards are granted; to determine the size and types of awards and their terms and conditions; to construe and interpret the Plan; to establish and amend the rules for the Plan administration; and to make all other determinations which may be necessary or advisable for the administration of the Plan. All determinations of the Committee shall be final and conclusive on all persons, including the Company, its stockholders and participants, and their estates and beneficiaries. The Committee may authorize one or more officers of the Company to select employees to participate in the Plan and to determine the number of option shares and other rights to be granted to such participants, except with respect to awards to officers subject to Section 16 of the Exchange Act or officers who are or who are reasonably expected to be "covered employees" within the meaning of Code section 162(m) ("Covered Employees") and any reference in the Plan to the Committee shall include such officer or officers.

3.  Reserved Shares. Subject to adjustment as provided in Section 13 herein, no more than three million (3,000,000) shares of Common Stock of the Company may be issued under the Plan. All of these shares may be either authorized but unissued or reacquired shares. If any award granted under this Plan terminates, expires, or lapses prior to exercise for any reason, or if shares are issued under the Plan and reacquired by the Company, any shares subject to such award or any reacquired shares shall be available for the grant of a new award under the Plan. Shares covered by a benefit granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a participant. Any shares covered by a stock appreciation right shall be counted as used only to the extent shares are actually issued to the participant upon exercise of the right. In addition, any shares of Common Stock exchanged by an optionee as full or partial payment to the Company of the exercise price under any stock option exercised under the Plan, any shares retained by the Company pursuant to a participant's tax withholding election, and any shares covered by a benefit which is settled in cash shall be added to the shares available for benefits under the Plan. All of the Plan shares may, but need not, be issued pursuant to the exercise of incentive stock options. The maximum number of option or stock appreciation shares which may be awarded to any participant during any annual period during the term of the Plan is five hundred thousand (500,000) shares in the aggregate. The maximum number of shares which may be awarded to any participant during any annual period during the term of the Plan as restricted stock, restricted stock units, or performance shares is two hundred thousand (200,000) shares in the aggregate.  The shares authorized hereunder are in addition to shares previously reserved under the Company's 1992 and 1996 Stock Incentive Plans (the "Prior Plans"). Any shares of Common Stock reserved under the Prior Plans in excess of the number of shares as to which options or other benefits were granted prior to the date of the adoption of this Plan by the Board of Directors, plus any shares as to which options or other benefits granted under the Prior Plans may lapse, expire, or terminate after such date, shall be available for issuance in connection with awards under this Plan.

4.  Eligibility. All key employees of the Company and its subsidiaries and all non-employee directors of the Company shall be eligible to participate in this Plan.

5.  Types of Awards. Awards under the Plan may be granted in any one or a combination of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and performance cash awards.

Certain awards under the Plan may constitute nonqualified deferred compensation under Section 409A of the Code ("Code section 409A"), including the regulations and guidance promulgated thereunder, and it is intended that such awards meet the requirements of paragraphs (a)(2), (3), and (4) of Code section 409A, and the terms and provisions of the Plan and award documents should be interpreted and applied in a manner consistent with such requirements.

6.  Stock Options. Stock options may be granted to participants at any time as determined by the Committee. The Committee shall determine the number of shares subject to each option and whether the option is an incentive stock option within the meaning of Section 422 of the Code. The option price for each option shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Stock on the date the option is granted. Each option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no option shall be exercisable later than the tenth (10th) anniversary date of its grant. Options granted under the Plan shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine.  The option price upon exercise of any option shall be payable to the Company in full either (a) in cash or its equivalent; (b) by tendering previously acquired shares having a fair market value at the time of exercise equal to the option price; (c) by a certification of ownership of such previously-acquired shares; (d) by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and withholding taxes due to the Company; or (e) such other methods of payment as the Committee, at its discretion, deems appropriate. In no event shall the Committee cancel any outstanding stock option for the purpose of reissuing the option to the participant at a lower exercise price or reduce the option price of an outstanding option.

7.  Stock Appreciation Rights. Stock appreciation rights ("SARs") may be granted to participants at any time as determined by the Committee. SARs may be granted in tandem with a stock option granted under this Plan or on a free-standing basis. The Committee also may, in its sole discretion, substitute SARs which can be settled only in stock for outstanding stock options, at any time when the Company is subject to Fair Value Accounting in accordance with Financial Accounting Standard Board's Statement of Financial Accounting Standards No. 123. The grant price of a tandem or substitute SAR shall be equal to the option price of the related option. The grant price of a free-standing SAR shall be equal to the fair market value of the Company's Common Stock on the date of its grant. SARs may be exercised upon such terms and conditions and for the term as the Committee, in its sole discretion, determines; provided, however, that the term shall not exceed the option term in the case of a tandem or substitute SARs or ten years in the case of a free-standing SARs, and the terms and conditions applicable to a substitute SARs shall be substantially the same as those applicable to the stock option which it replaces. Upon exercise of SARs, the participant shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of the SARs by the number of shares with respect to which the SARs are exercised. The payment may be made in cash or stock, as determined by the Committee at the time of grant, except in the case of a substitute SAR which may be made only in stock. In no event shall the Committee cancel any outstanding SARs for the purpose of reissuing the right to the participant at a lower exercise price or reduce the exercise price of an outstanding SARs.

8.  Restricted Stock, Restricted Stock Units, and Stock Equivalent Units. The Committee may award or sell shares of restricted stock to participants subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of shares, rights of the Company to reacquire such shares upon termination of the participant's employment within specified periods, and the attainment of performance goals. Each participant who has been awarded or purchases shares of restricted stock shall have such rights of a stockholder with respect to such shares as the Committee may designate at the time of the award, including the right to vote such shares and the right to receive dividends paid on such shares. Any dividends or distributions paid in shares of Common Stock with respect to restricted stock shall be subject to the same restrictions and terms and conditions as the shares of restricted stock with respect to which they are paid.

Restricted stock units and stock equivalent units provide the participant the right to receive shares of Common Stock at a future date subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of the units, forfeiture of the units upon termination of the participant's employment or service as a director within specified periods, and the attainment of performance goals. Each participant who has been awarded restricted stock units or stock equivalent units shall have no rights of a stockholder with respect to the shares subject to the units until shares are actually issued to the participant at the end of the deferral period. The Committee may, in its discretion, include the right to receive dividend equivalents in connection with such restricted stock units or stock equivalent units.

The Holder may, with the consent of the Committee, timely elect under the provisions of Code section 409A to convert any outstanding shares of restricted stock into common stock equivalents effective on the originally scheduled vesting date of such restricted stock.

9.  Performance Shares. The Committee may award performance shares to participants subject to such terms and conditions as the Committee determines appropriate. Performance shares may be earned in whole or in part if one or more performance goals are achieved over a period of time designated by the Committee.

Notwithstanding satisfaction of any performance goals, the number of shares issued under a performance share award may be adjusted by the Committee on the basis of such further consideration as the Committee, in its sole discretion, shall determine. However, the Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any participant who is a Covered Employee. The Committee may, in its discretion, make a cash payment equal to the fair market value of shares of Common Stock otherwise required to be issued to a participant pursuant to a performance share award.

10.  Performance Cash Awards. The Committee may designate the participants to whom cash incentives based on performance ("performance cash awards") are to be awarded and determine the amount of the award and the terms and conditions of each such award. Each performance cash award shall entitle the participant to a payment in cash upon the attainment of one or more performance goals and other terms and conditions specified by the Committee. Performance cash awards may include, without limitation, special long-term incentive plans or other incentive programs based upon performance contained in employment agreements between a participant and the Company, including employment agreements entered into prior to the date set forth in Section 21 hereof. In order that performance cash awards be excluded from the application of the provisions of Code section 409A, a performance cash award shall be paid not later than 21/2 months after the end of the calendar year or fiscal year in which the performance period ends; provided, however, in the event that it is administratively or economically impracticable for the Company to make such payment within such 21/2 month period or if making such payment within such 21/2 month period would jeopardize the solvency of the Company, such payment shall be made as soon thereafter as reasonably practicable.

The provisions of Sections 10 and 11 are intended to replace the Company's existing Management Incentive Plan. Notwithstanding the satisfaction of any performance goals, the amount to be paid under a performance cash award may be adjusted by the Committee on the basis of such further consideration as the Committee, in its sole discretion, shall determine. However, the Committee may not, in any event, increase the amount earned under a performance cash award upon satisfaction of any performance goal by any participant who is a Covered Employee, and the maximum amount earned by a Covered Employee in any fiscal year may not exceed $7,500,000.  The Committee may, in its discretion, substitute actual shares of Common Stock for the cash payment otherwise required to be made to a participant pursuant to a performance cash award.

11.  Performance Goals. Awards of restricted stock, restricted stock units, performance shares, and performance cash awards may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, including, but not limited to, cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of the Company's Common Stock; return on net assets, equity, or stockholders' equity; return on invested capital; market share; or total return to stockholders ("performance criteria"). Any performance criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Performance criteria shall be calculated in accordance with the Company's financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management's Discussion and Analysis section of the Company's Annual Report to Shareholders.

12.  Change in Control. Immediately upon a change in control of the Company, all outstanding stock options and stock appreciation rights shall become exercisable, all restrictions on restricted stock and restricted stock units shall lapse, and all performance awards shall be paid or delivered as if the performance goals had been fully achieved.

(a)  A change in control of the Company shall be deemed to have occurred on the first to occur of any of the dates set forth in paragraphs (i), (ii), or (iii) of this Section 12(a):

(i)  on the date of the consummation of:

(A)  any consolidation, merger, or similar corporate transaction involving the Company or any of its subsidiaries or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Common Stock and Class B Stock immediately prior to such Business Combination beneficially own, directly or indirectly, at least a majority of the then-outstanding ownership in and voting power of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership prior to such Business Combination of the Common Stock and Class B Stock, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board of Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(B)  any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

(C)  any plan or proposal for the liquidation or dissolution of the Company; or

(ii)  on the date any person (as such term is used in Section 13(d) of the Exchange Act), other than the Company's Savings and Investment Plan or similar successor plan, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of twenty percent (20%) or more of the outstanding voting power of the Company except as a result of actions beyond the control of such person, including, without limitation, as a result of a shift in voting power of the Company as a result of the conversion by other persons of their Class B Stock into Common Stock; or

(iii)  on the date, during any period of twenty-four (24) consecutive months on which individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election of each new director comprising the majority was approved by a vote of at least a 2/3 majority of the Directors still in office who were Directors at the beginning of the period;

provided that, for purposes of awards hereunder which are subject to the provisions of Code section 409A, no change in control shall be deemed to have occurred unless such change in control would constitute a "change in control" under Code section 409A and related regulations (regarding a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation) and related guidance thereunder.

(b)  Notwithstanding anything contained herein, no change in control shall be deemed to have occurred for the purpose of this Plan by virtue of any combination or agreement among shareholders of the Company who are descendants of E.T. Meredith, the founder of the Company, or trusts for the benefit of such persons.

13.  Adjustment Provisions. Except as provided below with respect to mergers, consolidations, or combination of the Company with or into another corporation, in the event of any stock dividend, stock split, recapitalization, share combination, spin-off, sale of all or substantially all of the assets, extraordinary dividend, reorganization, or other change in corporate structure of the Company affecting the Common Stock, such equitable adjustment shall be made in the number and class of shares which may be delivered under the Plan (including the limits on stock options, stock appreciation rights, restricted stock, restricted stock units, and performance shares), and in the number and class of and/or price of shares subject to outstanding stock options, stock appreciation rights, or other awards so that the aggregate consideration payable to the Company and the value of each option, stock appreciation right, or other awards shall not be changed. Adjustments may include the substitution of other property, including other securities, for the stock covered by outstanding awards and the assumption or replacement with new awards of awards held by participants terminating employment as a result of a spin-off or divestiture, provided that any such adjustment does not cause an award that would otherwise be excluded from the coverage of Code section 409A to be covered by Code section 409A, or does not cause a payment under the Plan to be subject to the income inclusion provisions of Code section 409A.

In the case of any merger, consolidation, or combination of the Company with or into another corporation which results in the outstanding Common Stock of the Company being converted into or exchanged for different securities, cash, or other property, or any combination thereof, there shall be substituted, on an equitable basis as determined by the Committee, in its discretion and consistent with Treas. Reg. section1.409A-1(b)(v)(E)(4), for each share of Common Stock then subject to an award granted under the Plan, the number and kind of shares of stock, other securities, cash, or other property to which holders of Common Stock of the Company will be entitled pursuant to the transaction.

14.  Nontransferability. No awards granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all options and stock appreciation rights granted to a participant under the Plan shall be exercisable during his or her lifetime only by such participant. Notwithstanding the foregoing, the Committee may, at its discretion, permit a participant to transfer a grant or award to members of his/her immediate family or trusts or family partnerships for the benefit of such persons, subject to such terms and conditions as may be established by the Committee.

15.  Determination of Fair Market Value. The fair market value of the Company's Common Stock at any time shall be determined by the Committeein a manner consistent with Code section 409A, to the extent applicable, and any other applicable law or regulation.

16.  Taxes. The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction.

The Committee may, in its discretion, and subject to such rules as it may adopt, permit a participant to pay all or a portion of any withholding taxes arising in connection with the exercise of a nonqualified stock option or stock appreciation right or receipt of performance shares or shares subject to restricted stock units, by electing to have the Company withhold shares of Common Stock having a fair market value equal to the amount to be withheld.

17.  Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

18.  Other Provisions.

(a)  Award Terms Established by the Committee. The award of any benefit under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the participant's employment, requirements or inducements for continued ownership of Common Stock after exercise or vesting of benefits, forfeiture of awards in the event of termination of employment shortly after exercise or vesting, or breach of noncompetition or confidentiality agreements following termination of employment, or provisions permitting the deferral of the receipt of a benefit for such period and upon such terms as the Committee shall determine.

(b)  Awards to Offshore Participants. In the event any benefit under this Plan is granted to a participant who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation, or accounting rules and to meet the objectives and purpose of the Plan, and the Committee may, in its discretion, establish one or more sub-plans to reflect such amended or varied provisions.

(c)  Deferral of Award Payments. The Committee, in its sole discretion, may permit or require a participant to have amounts or shares of Common Stock that otherwise would be paid or delivered to the participant as a result of the exercise or settlement of an award under the Plan credited to a deferred compensation or stock unit account established for the participant by the Committee on the Company's books of account; provided, however, that any deferrals made at the election of the participant comply with the requirements of Code section 409A concerning initial or subsequent deferrals, as applicable, and are made in writing and in accordance with such other procedures as the Committee may establish.

(d)  Six-Month Delayed Payment to "Specified Employees." If any amount shall be payable with respect to any award hereunder as a result of a participant's "separation from service" (as such term is defined under Code section 409A) at such time as the participant is a "specified employee" and such amounts are subject to the provisions of Code section 409A, then no payment shall be made, except as permitted under Code section 409A, prior to the first day of the seventh (7th) calendar month beginning after the participant's separation from service (or the date of his or her earlier death), or as soon as administratively practicable thereafter. "Specified employee" means an employee who at any time during the twelve-month period ending on the identification date was a "key employee" as defined under Code section 416(i) (applied in accordance with the regulations thereunder, but without regard to paragraph (5) thereof). The Company may adopt a Specified Employee Identification Policy which specifies the identification date, the effective date of any change in the key employee group, compensation definition and other variables that are relevant in identifying specified employees, and which may include an alternative method of identifying specified employees consistent with the regulations under Code section 409A. In the absence of any such policy or policy provision, for purposes of the above, the "identification date" is each December 31st, and an employee who satisfies the above conditions will be considered to be a "specified employee" from April 1st following the identification date to March 31st of the following year, and the compensation and other variables, and special rules for corporate events and special rules relating to nonresident aliens, that is necessary in identifying specified employees will be determined and applied in accordance with the defaults specified in the regulations under Code section 409A. Any Specified Employee Identification Policy will apply uniformly to all nonqualified deferred compensation plans subject to Code section 409A that are maintained by the Company or an affiliate.

19.  Duration, Amendment, and Termination. No stock option or other benefit shall be granted after September 30, 2014; provided, however, that the terms and conditions applicable to any option or benefit granted on or before such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein.

The Board may amend the Plan from time to time or terminate the Plan. However, no such action shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall be made without stockholder approval, if such approval is required by law, regulation, or stock exchange rule. No Plan termination that impacts any deferred compensation subject to Code section 409A shall be made without compliance with the provisions of Code section 409A regarding terminations and liquidations.

Notwithstanding any provision of this Section 19 to the contrary, the Company reserves the right to:

(a)  amend the Plan (or any outstanding award agreement) in any respect solely to comply with the provisions of Code section 409A so as not to trigger any unintended tax consequences prior to the payment or other taxable event with respect to the award;

(b)  pay the lump sum value of any deferred compensation hereunder if the Company determines that such payment benefits will not constitute an impermissible acceleration of payments under the limited cashout provision of Treas. Reg. section 1.409A-3(j)(4)(v), or under one of the exceptions provided in Treas. Reg. section 1.409A-3(j)(4)(ix) or any successor guidance; in such an event, payment shall be made at the earliest date permitted under such guidance; and

(c)  make payments hereunder before such payments are otherwise due if it determines that the provisions of the Plan fail to meet the requirements of Code section 409A; provided, however, that such payment(s) may not exceed the amount required to be included in income as a result of such failure to comply the requirements of Code section 409A.

20.  Successor. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

21.  Stockholder Approval. The Plan was adopted by the Board of Directors on August 11, 2004, subject to stockholder approval.

22.  Effective Amendment Date. The Plan is amended and restated as of December 31, 2007, to apply to awards issued after such date and also to awards that are deferred compensation subject to Code section 409A that were granted or vested after December 31, 2004.